                                                                      EXHIBIT 23





                      CONSENT OF COOPERS & LYBRAND L.L.P.





We consent to the incorporation by reference in the registration statements of Berkshire Hathaway Inc. on Form S-3 (File No. 33-50989), Form S-3 (File No. 33-58983) and Form S-3 (File No. 60855) of our report dated February 17, 1995, on the consolidated financial statements of GEICO Corporation and subsidiaries ("GEICO") as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, which report is included on page 27 of GEICO's 1994 Annual Report to Shareholders, which is incorporated by reference in Berkshire Hathaway Inc.'s Form 8-K dated January 16, 1996.



                                                        Coopers & Lybrand L.L.P.


Washington, D.C.
January 16, 1996





                                       4